SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): March 19, 2003

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16453	22-2748248

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1250 Northpoint Parkway
West Palm Beach, Florida	33407

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (561) 478-8770

Item 9. Regulation FD Disclosure.

HearUSA, Inc. has signed an agreement to provide hearing care services to HIP Health Plan of New York (HIP) Medicare and commercial members in the metropolitan New York area. Under the terms of the agreement, HIP VIP® Medicare Plan members will receive a $500 benefit toward the purchase of a hearing aid once every three years and special pricing. Other HIP members will be able to purchase hearing aids at special prices. Based on patient demography from these two groups of patients, HearUSA expects new revenues under the agreement to exceed $1 million in fiscal 2003.

HearUSA provides hearing care to patients whose health insurance and managed care organizations have contracted with the company for such care and to retail “self-pay” patients. More than 200 centers are located in California, Florida, New York, New Jersey, Massachusetts, Ohio, Michigan, Wisconsin, Minnesota, Missouri and Washington and the provinces of Ontario and Quebec, Canada.

This report contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include the statements concerning the expected additional revenues. Actual events could differ materially from those stated herein and depend on a number of risks and uncertainties, including HearUSA’s ability to increase sales and control costs, the accuracy of management’s assumptions and the effectiveness of the company’s marketing efforts.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARUSA, INC. (Registrant)

Date: March 19, 2003	By: /s/ Paul A. Brown
Name: Paul A. Brown Title: Chairman